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                                                                 EXHIBIT (a)(2)


                              LETTER OF TRANSMITTAL
              TO TENDER OPTIONS TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                           SUN HYDRAULICS CORPORATION
              PURSUANT TO THE OFFER TO PURCHASE DATED JUNE 12, 2001

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                    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
                    5:00 P.M., EASTERN DAYLIGHT SAVINGS TIME,
                                ON JULY 12, 2001
                          UNLESS THE OFFER IS EXTENDED.

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TO:
Tricia Fulton
Sun Hydraulics Corporation
1500 West University Parkway
Sarasota, FL 34243
Telephone: (941) 362-1232
Facsimile: (941) 362-1286

Delivery of this letter of transmittal to an address other than as set forth above or transmission via facsimile to a number other than as set forth above will not constitute a valid delivery.
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IF YOU ARE TENDERING OPTIONS, PLEASE INITIAL THE BOX:

[ ] I tender all of my options granted under the Sun Hydraulics Corporation 1996 Stock Option Plan on May 26, 1998, with an exercise price of $16.75 per share (the "Options"), as listed on Schedule A to the Offer to Purchase dated June 12, 2001. Enclosed is my option agreement evidencing the Options to be tendered.

================================================================================

LOST, DESTROYED OR MUTILATED OPTION AGREEMENT:

[ ] Check here if the agreement representing your Options has been lost, destroyed or mutilated. See Instructions. Number of Options represented by lost, stolen, destroyed or mutilated agreements: ____________.


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TO SUN HYDRAULICS CORPORATION:

         I, the undersigned, hereby tender to Sun Hydraulics Corporation, a Florida corporation, the Options to purchase shares of common stock of Sun described above pursuant to the offer to purchase such options for Restricted Stock, as that term is defined in the offer to purchase ("Offer to Purchase"), upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this letter of transmittal (which together constitute the "Offer").

         Subject to, and effective upon, acceptance for payment of the options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, Sun all right, title and interest in and to all the Options that are being tendered hereby. I acknowledge that Sun has advised me to consult with my own legal, financial and accounting advisers as to the consequences of participating or not participating in the Offer. I agree that this letter of transmittal is an amendment to my option agreement which will terminate my rights under such agreement.

         I hereby represent and warrant that I have full power and authority to tender the Options tendered hereby and that, when and to the extent the same are accepted for purchase by Sun, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. I will, upon request, execute and deliver any additional documents deemed by Sun to be necessary or desirable to complete the purchase of the Options tendered hereby.

         All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive my death or incapacity, and any of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

         By execution hereof, I understand that tenders of Options pursuant to the procedure described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute my acceptance of the terms and conditions of the Offer. Sun's acceptance for purchase of Options tendered pursuant to the Offer will constitute a binding agreement between me and Sun upon the terms and subject to the conditions of the Offer. I acknowledge that the Restricted Stock that I will receive is subject to forfeiture and other restrictions, including without limitation, restrictions on sale, transfer, assignment, pledge or other encumbrances or dispositions, until such time as the Restricted Stock shall vest and the restrictions shall lapse in the manner set forth in the new Restricted Share Agreement between me and Sun, in the form provided in the Offer, that will be forwarded to me upon completion of the Offer. I agree to execute the Restricted Share Agreement and promptly return it to Sun at the address above.

         The name(s) and address(es) of the registered holder(s) of the Options appear below exactly as they appear on the agreement representing options tendered hereby unless I have moved, in which case I have provided my current address. I have indicated whether I am



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tendering all of my options. I understand that I am not required to tender any of my options in this Offer. I also understand that all options properly tendered prior to the Expiration Date (as defined in the Offer to Purchase) and not properly withdrawn will be purchased, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Purchase.

         I UNDERSTAND THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK WILL VARY FROM TIME TO TIME AFTER THE OFFER EXPIRES AT 5:00 P.M., EASTERN STANDARD TIME, ON THE EXPIRATION DATE, SUCH THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK COULD AT SOME TIME IN THE FUTURE EXCEED THE EXERCISE PRICE OF THE OPTIONS. BY TENDERING THE OPTIONS, I AGREE TO HOLD SUN HARMLESS FOR ANY PERCEIVED LOSS AS A RESULT OF THE VARIANCE IN THE PUBLIC TRADING PRICE OF COMMON STOCK FROM TIME TO TIME AFTER EXPIRATION OF THE OFFER.

         I recognize that, under certain circumstances set forth in the Offer to Purchase, Sun may terminate or amend the Offer or may postpone the acceptance for purchase of, or payment for, Options tendered. In any such event, I understand that the Options delivered herewith but not accepted for purchase will be returned to me at the address indicated below.

         THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

         YOUR OPTION AGREEMENT(S) EVIDENCING OPTIONS TO BE TENDERED MUST BE FORWARDED WITH THIS LETTER OF TRANSMITTAL.

         All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Offer to Purchase.

         I have read, understand, and agree to all of the terms of the Offer.


                  [Remainder of page intentionally left blank.
                          Next page is signature page.]


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HOLDER(S) PLEASE SIGN HERE
(See Instructions)

         Must be signed by the holder(s) exactly as name(s) appear(s) on the option agreement evidencing the Options to be tendered. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this letter of transmittal proper evidence of the authority of such person to act in such capacity.

            SIGNATURE OF OPTIONHOLDER


X___________________________________________________
 (Signature(s) of Holder(s) or Authorized Signatory)

Date: _____________, 2001

Print Name(s): _____________________________________
Address: ___________________________________________
         ___________________________________________
                  (Please include ZIP code)

Telephone No.: _____________________________________
                           (with area code)

Social Security No.: _______________________________




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NOTE: If you have lost or misplaced your original option agreement, you will need to execute the following Lost Option Agreement Affidavit.


                         LOST OPTION AGREEMENT AFFIDAVIT

         This Affidavit of Lost Option Agreement is being submitted to Sun Hydraulics Corporation (the "Company") in connection with the Company issuing shares of restricted stock to the undersigned in purchase of the options set forth in the Agreement. The undersigned represents and warrants to the Company that the agreement evidencing the option to acquire shares of common stock in the Company previously delivered by the Company to the undersigned is lost or misplaced; that such agreement has not been transferred or endorsed, in blank or otherwise; and that the undersigned has made a diligent attempt to locate the lost agreement. If the undersigned should locate the lost agreement in the future, the undersigned agrees to deliver such agreement immediately to the Company. The undersigned hereby agrees to indemnify and save and hold harmless the Company from any and all loss or expense, including attorney's fees and court costs, it may pay or incur as a result of the lost agreement being found.

Date:  ____________________, 2001


                                            ___________________________________
                                            Signature

                                            ___________________________________
                                            Print Name


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                      INSTRUCTIONS TO LETTER OF TRANSMITTAL

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER


         1. Delivery of Letter of Transmittal and Option Agreements. All option agreements evidencing Options to be tendered, as well as a properly completed and duly executed letter of transmittal (or facsimile thereof), and any other documents required by this letter of transmittal, must be received by Sun Hydraulics Corporation at our address set forth on the front cover of this letter of transmittal on or prior to 5:00 P.M., Eastern Daylight Savings Time, on the Expiration Date (as defined in the Offer to Purchase).

         THE METHOD BY WHICH YOU DELIVER YOUR DOCUMENTS, INCLUDING OPTION AGREEMENTS, THE LETTER OF TRANSMITTAL, AND ANY OTHER REQUIRED DOCUMENTS, IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY US. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         Tenders of options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by us beyond that time, you may withdraw your tendered options at any time until the expiration of the Offer. In addition, unless we accept your tendered options for purchase before 12:00 midnight, Eastern Standard Time, on August 7, 2001, you may withdraw your tendered options at any time after such date. To withdraw tender options you must deliver a written notice of withdrawal, or facsimile thereof, with the required information to us while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn options are properly retendered prior to the Expiration Date by following the procedures described above.

         We will not accept any alternative, conditional or contingent tenders. All tendering optionholders, by execution of this Letter of Transmittal (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender.

         2. Signatures On This Letter Of Transmittal. If this letter of transmittal is signed by the holder of the Options, the signature must correspond with the name as written on the face of the option agreement without alteration, enlargement or any change whatsoever.

         If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to us of the authority of such person so to act must be submitted with this letter of transmittal.


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         3. Requests For Assistance Or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Purchase or this letter of transmittal may be directed to Tricia Fulton, at the address and telephone number given on the front cover of this letter of transmittal. Copies will be furnished promptly at our expense.

         4. Irregularities. All questions as to the number of Options to be accepted, the price to be paid therefor and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Options will be determined by us in our sole discretion, which determinations shall be final and binding on all parties. We reserve the absolute right to reject any or all tenders of Options we determine not to be in proper form or the acceptance of which or payment of Restricted Stock for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Options, and our interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as we shall determine. Neither we nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and no person will incur any liability for failure to give any such notice.

         5. Lost, Destroyed Or Mutilated Option Agreement Evidencing Options. If the option agreement evidencing Options to be tendered has been lost, destroyed or mutilated, you must check the box captioned "Lost, Destroyed or Mutilated Option Agreement" on the letter of transmittal, indicating the number of options subject to the lost, stolen, destroyed or mutilated option agreement. You must then execute the Lost Option Agreement Affidavit attached to the letter of transmittal.

         IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY US, ON OR PRIOR TO 5:00 P.M., EASTERN STANDARD TIME, ON THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE).

         6. Important Tax Information. You should refer to Section 13 of the Offer to Purchase which contains important tax information.